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EXHIBIT 5.2


                         MUTUAL NON-DISCLOSURE AGREEMENT

         This Agreement made this 22 of March 2005, by and between Symmetrex Inc. ("Symmetrex") with an address of 850 Trafalgar Court, Suite 110, Maitland FL, 32751 and MORGAN BEAUMONT INC. with an address at 6015 31st Street East, Bradenton, FL 34203 ("Other Party").

         WHEREAS, SYMMETREX and Other Party (jointly the "parties") wish to disclose to each other certain information solely for the purpose of evaluating a proposed business arrangement between the parties (the "Evaluation"); and

         WHEREAS, in consideration of and as an inducement for and condition of such disclosure, each party hereby requires the other party to agree to the terms and conditions of this agreement.

         NOW, THEREFORE, for adequate consideration acknowledged to be received by each party, each party, intending to be legally bound, hereby agrees as follows:

         1. For all purposes of this agreement, the following definitions shall apply:

                  A. "Confidential Information" of a party shall mean any trade secrets, know-how, inventions, products, designs, methods, techniques, systems, processes, software programs, works of authorship, business plans, customer lists, projects, plans, pricing, proposals and any other information which a party discloses to the Recipient Party that: (i) if disclosed in writing is clearly marked as confidential or carries a similar legend; or (ii) if disclosed verbally or in tangible form is identified as confidential at the time of disclosure, then summarized in a writing so marked by the Disclosing Party and delivered to the Recipient Party with fifteen (15) days. Confidential Information shall also include the terms of this agreement, the fact that the information is being made available to the parties hereunder and the fact that the parties are contemplating a possible business arrangement.

                  B. "Disclosing Party" shall mean, with respect to any information disclosed by one party to the other, the party which, directly or through one of its agents, discloses such information.

                  C. "Recipient Party" shall mean, with respect to any information disclosed by one party to the other, the party which receives such information.

         2. Each Recipient Party with respect to Confidential Information received by it hereunder shall:

                  A. Hold such Confidential Information in strict confidence and protect it in accordance with a standard of care which shall be no less than the care it uses to protect its own information of like importance and in no event less than reasonable care.

                  B. Not use such Confidential Information for any purpose except as is necessary for the Evaluation referenced above or as otherwise authorized in writing by the Disclosing Party of such information in advance.

                  C. Not disclose Confidential Information to any person other than to one of the Recipient Party's directors, officers, employees, representatives, consultants or agents (collectively called "Representatives") who need to know such information for the purposes of the Evaluation, provided that each Representative shall be informed, directed and obligated by the Recipient Party to treat such information in accordance with the obligations of this agreement and the Recipient Party shall be liable for breach of any such obligation by any of its Representatives.

                  D. Not copy or otherwise duplicate such Confidential Information, or knowingly allow anyone else to copy or otherwise duplicate any such Confidential Information without the Disclosing Party's prior written approval.

         3. Each Recipient Party shall notify the Disclosing Party in the event that any Confidential Information of the Disclosing Party is required to be disclosed by the Recipient Party by judicial, administrative or other govern mental order. Such notification shall be made reasonably promptly so that the Disclosing Party, at its expense, may seek a protective order or other appropriate remedy. Provided such notification is given, the Recipient Party is hereby authorized to comply with such judicial, administrative or governmental order. The Recipient Party shall provide the Disclosing Party reasonable cooperation (at the expense of the Disclosing Party) in connection with any protective order or other remedy sought by the Disclosing Party in connection with such order.


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         4. The obligations imposed on a Recipient Party with respect to
Confidential Information shall not apply to Confidential Information disclosed to it hereunder which (a) the Recipient Party can demonstrate is, at the time of disclosure, already known to the Recipient Party, (b) is or becomes generally known to the public or is otherwise deemed to be in the public domain through no wrongful act of the Recipient Party, (c) is received from a third party who has the legal right to so furnish such Confidential Information, or (d) the Recipient Party can demonstrate is independently developed by or for the Recipient Party without use of Confidential Information.

         5. Upon the written request of the Disclosing Party with respect to any Confidential Information disclosed by it hereunder, the Recipient Party shall return to the Disclosing Party any or all of such information and all copies, contracts or other reproductions in whole or in part thereof or, with the written permission of such Disclosing Party, effect the destruction of all of same and certify such destruction in writing to the Disclosing Party.

         6. Each party acknowledges that the other party has no legal obligation pursuant to this agreement to disclose information to it hereunder but is doing so as an accommodation to the Recipient Party in reliance upon the terms of this agreement and that all information received by the Recipient Party hereunder cannot be relied upon as a representation or warranty of the Disclosing Party and, accordingly, no Disclosing Party shall be liable for any reliance upon any information disclosed by it hereunder, unless otherwise agreed to in writing by the Disclosing Party.

         7. Nothing contained in this agreement shall be construed as granting to either party any right, title or interest in any information disclosed hereunder to it, except for the limited right to use and disclosure as expressly permitted hereunder.

         8. Each Recipient Party shall on any copies it may make of any information received hereunder maintain any and all copyright, patent or trademark notices which may appear on such information when so received.

         9. Each party represents that the disclosure by it of information hereunder does not violate the rights of any other entity.

         10. If either Party breaches its promises made in this Agreement, the non-breaching Party will have available to it all remedies available under law.

         11. This agreement shall become effective on the date it is fully executed and delivered by both parties and both this agreement and the duties of the parties hereunder shall continue for a period of two years after the last disclosure of information made hereunder.

         12. This agreement shall be binding upon and inure to the benefit of each party and its successors. No representations have been made to induce either party to enter this agreement other than those expressly stated herein. This agreement supersedes all prior or contemporaneous agreements or expressions of intent or understanding and is the entire agreement between the parties with respect to its subject matter. Neither party shall be charged with any waiver of any provision of this agreement unless such waiver is evidenced by a writing signed by an authorized officer of such party and any such waiver shall be limited to the terms of such writing. This agreement shall not be changed or terminated, except by a writing signed by an authorized officer of Symmetrex and an authorized officer of Other Party. This agreement shall be governed by the laws of the State of Florida, without regard to the conflicts of law principles of that state.

         IN WITNESS WHEREOF, the parties have executed this agreement as of the date stated above.


MORGAN BEAUMONT, INC.                        SYMMETREX INC


NAME:  Erik Jensen                           NAME:  Joseph W. Adams
       --------------------------                   ----------------------------

TITLE: President                             TITLE: President
       --------------------------                   ----------------------------

SIGNATURE: /s/ Erik Jensen                   SIGNATURE: /s/ Joseph W. Adams
           ----------------------                       ------------------------

DATE: 3/22/2005                              DATE: 3/22/05
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